  As filed with the Securities and Exchange Commission on September 26, 2002.

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                CHASE CORPORATION
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                   11-1797126
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)


                     26 SUMMER STREET, BRIDGEWATER, MA 02324
                    (Address of principal executive offices)

                                  ------------

                        2001 SENIOR MANAGEMENT STOCK PLAN
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full title of plans)

                                  ------------

         PETER R. CHASE                         Copies of communications to:
       CHASE CORPORATION                            KARL P. FRYZEL, ESQ.
        26 SUMMER STREET                        NUTTER, MCCLENNEN & FISH, LLP
     BRIDGEWATER, MA 02324                         ONE INTERNATIONAL PLACE
         (617) 848-2810                       BOSTON, MASSACHUSETTS 02110-2699
  (Name, address and telephone                         (617) 439-2000
  number of agent for service)                     GEORGE M. HUGHES, ESQ.
                                                    HUGHES & ASSOCIATES
                                                      P.O. BOX 610138
                                               NEWTON HIGHLANDS, MA 02161-0138


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                 Proposed
                                                  maximum       Proposed maximum
  Title of securities       Amount to be      offering price   aggregate offering      Amount of
   to be registered         registered(1)        per share           price          registration fee
------------------------- ------------------ ---------------- -------------------- ------------------
Common Stock,                750,000 Shares      $10.33(2)       $7,747,500(2)          $712.77
$.10 par value per share      90,000 Shares       10.37(3)          933,300(3)            85.86

=====================================================================================================


(1) This Registration Statement covers 750,000 shares of Common Stock underlying awards that may be granted pursuant to the 2001 Senior Management Stock Plan and 90,000 shares of Common Stock underlying awards that may be granted pursuant to the 2001 Non-Employee Director Stock Option Plan. In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be issued under said Plans as a result of stock dividends, stock splits or other recapitalizations.

(2) Calculated based upon the weighted average of (i) 540,000 shares of Common Stock issuable at a price of $10.50 per share and (ii) 210,000 shares of Common Stock assumed to be issuable (pursuant to Rule 457(c) and (h) under the Securities Act) at a price of $9.895 per share, which is the average of the high and low prices per share of the Common Stock as reported on the American Stock Exchange on September 20, 2002.

(3) Calculated based upon the weighted average of (i) 70,000 shares of Common Stock issuable at a price of $10.50 per share and (ii) 20,000 shares of Common Stock assumed to be issuable (pursuant to Rule 457(c) and (h) under the Securities Act) at a price of $9.895 per share, which is the average of the high and low prices per share of the Common Stock as reported on the American Stock Exchange on September 20, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Chase Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for fiscal year ended August 31, 2001;

     (b) The Company's Quarterly Report on Form 10-Q for the three months ended November 30, 2001;

     (c) The Company's Quarterly Report on Form 10-Q for the three months ended February 28, 2002;

     (d) The Company's Quarterly Report on Form 10-Q for the three months ended May 31, 2002; and

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 001-09852), filed on October 26, 1995, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently-filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants the Company the power to indemnify any director, officer, employee or agent, to whatever extent permitted by the Company's Articles of Organization, Bylaws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, if such indemnitee acted (a) in good faith in the reasonable belief that his action was in the best interests of the corporation or (b) to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under the statute.

     Article X of the Company's Bylaws provides that the Company shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the Company or of any of its subsidiaries, or who at the request of the Company may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the Company or the proceeding seeks a declaratory judgment regarding his own conduct). Such indemnification shall include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Article X, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

     The indemnification provided for in Article X is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

     Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its Articles of Organization, eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) loans to insiders and unauthorized distributions, and (iv) transactions from which the director derived an improper personal benefit.
Article VI(e) of the Company's Articles of Organization provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

    The Company maintains an indemnification insurance policy that covers all directors and officers of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See the exhibit index immediately preceding the exhibits attached hereto.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, no filing will be made pursuant to paragraph (a)(1)(i) or
(a)(1)(ii) if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Massachusetts Business Corporation Law and the registrant's Articles of Organization and By-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, Massachusetts, on the 26th day of September, 2002.

                                       CHASE CORPORATION


                                       By: /S/ PETER R. CHASE
                                          -------------------------------------
                                          Peter R. Chase
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Peter R. Chase and George M. Hughes, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.



         SIGNATURES                      TITLE                      DATE

/S/ PETER R. CHASE              PRESIDENT, CHIEF EXECUTIVE    September 26, 2002
    ------------------------    OFFICER AND DIRECTOR
    PETER R. CHASE


/S/ EVERETT  CHADWICK           TREASURER AND                 September 26, 2002
    ------------------------    CHIEF FINANCIAL OFFICER
    EVERETT CHADWICK


/S/ EDWARD L. CHASE             DIRECTOR                      September 26, 2002
    ------------------------
    EDWARD L. CHASE

         SIGNATURES                      TITLE                      DATE




/S/ SARAH CHASE                 DIRECTOR                      September 26, 2002
    ------------------------
    SARAH CHASE


/S/ WILLIAM H. DYKSTRA          DIRECTOR                      September 26, 2002
    ------------------------
    WILLIAM H. DYKSTRA


/S/ GEORGE M. HUGHES            DIRECTOR                      September 26, 2002
    ------------------------
    GEORGE M. HUGHES


/S/ RONALD LEVY                 DIRECTOR                      September 26, 2002
    ------------------------
    RONALD LEVY


/S/ LEWIS P. GACK               DIRECTOR                      September 26, 2002
    ------------------------
    LEWIS P. GACK

                                  EXHIBIT INDEX


    EXHIBIT NO.            TITLE

        4.1                2001 Senior Management Stock Plan

        4.2                2001 Non-Employee Director Stock Option Plan

        5                  Opinion of Nutter, McClennen & Fish, LLP

       23.1                Consent of Nutter, McClennen & Fish, LLP
                           (contained in Exhibit 5)

       23.2                Consent of Livingston & Haynes, P.C.

       24                  Power of Attorney
                           (contained in the signature page to this Registration Statement)